Effective July 23, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:5 (One ADS
Representing Five Ordinary Shares) to
1:1 (One ADS Representing One
Ordinary Share).
Exhibit A to Amended and Restated Deposit
Agreement

No.
________________
AMERICAN DEPOSITARY
SHARES
(Each American Depositary Share
represents five (5) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED
(INCORPORATED UNDER THE LAWS
OF THE STATE OF VICTORIA,
AUSTRALIA)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                      , or registered
assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Australia and New
Zealand Banking Group Limited,
incorporated under the laws of the State of Victoria, Australia (herein called the
Company).  At the date hereof, each
American Depositary Share represents five
(5) Shares which are either deposited or subject to deposit under the deposit agreement at the Melbourne, Victoria,
Australia office of the Company, in its
capacity as custodian (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286

1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the amended and
restated deposit agreement, dated as
December 9, 1988, amended and restated as
of December 6, 1994 and as further
amended and restated as of March 28, 2003,
and as further amended and restated as of
July 13, 2007 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and holders
from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
of the Receipts and the rights and duties of
the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made. Capitalized
terms not defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) Shares in the
name of the Owner hereof or as ordered by
him or by certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary are
closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to Article (22)
hereof.  Without limitation of the foregoing,
the Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered under
the provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor, if applicable,
are validly issued, fully paid, nonassessable
and free of any pre-emptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or
any Owner or holder of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made. Upon the reasonable
written request of the Company, the
Depositary shall provide the Company with
copies of all such certificates and such
written representations and warranties
received by the Depositary under Section
3.1 of the Deposit Agreement, to the extent
such disclosure is permitted by applicable
law.  No Share shall be accepted for deposit
unless accompanied by evidence satisfactory
to the Depositary that any necessary
approval has been granted by any
governmental body in Australia which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement), or
by Owners, as applicable:  (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, to the
extent permitted by the rules of any
securities exchange on which the American
Depositary Shares may be listed for trading,
(7) a fee for the distribution of securities
pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners and
(8) any other charge payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.6 of the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
The Depositary, subject to Section 2.9 of the
Deposit Agreement, may own and deal in
any class of securities of the Issuer and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.3 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive holder and Owner of this Receipt
by accepting or holding the same consents
and agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument; provided,
however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
Upon effectiveness of the termination of the
Companys reporting requirements under the
Securities Exchange Act of 1934, as
amended (the Exchange Act), the Company
shall make available certain public reports
and documents required by foreign law or
otherwise under Rule 12g3-2(b) under the
Exchange Act at the Companys internet web
site or through an electronic information
delivery system.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.
The Depositary shall keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners of Receipts,
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary shall receive any
cash dividend or other cash distribution on
any Deposited Securities, the Depositary
shall, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Subject to the provisions of Sections 4.11
and 5.9 of the Deposit Agreement, whenever
the Depositary shall receive any distribution
other than a distribution described in
Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary shall cause the
securities or property received by it to be
distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may
after consultation with the Company, and
shall if the Company shall so request,
distribute to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable; provided, however, that the
Company shall not be obligated to make any
such filings.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian
is not convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
If any such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
If the Depositary determines in its discretion
that it is not lawful and feasible to make
such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
The Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change
in the number of Shares that are represented
by each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Australian
law and of the Articles of Association of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated to the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, if any, the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates shall incur any liability to
any Owner or holder of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country, or of any governmental
or regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Articles of Association of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or holder of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information, including but not
limited to, any such action or nonaction
based upon written notice, request, direction
or other document believed by it to be
genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with any matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or
any of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
The Depositary may at any time resign as
Depositary under the Deposit Agreement
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal,
which shall become effective upon the later
to occur of the (i) 120th day after delivery of
the notice to the Depositary or (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
substitute or additional custodian or
custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time, under the Securities Act.


23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
The Company hereby (i) irrevocably
designates and appoints the New York office
of Australia and New Zealand Banking
Group Limited at 1177 Avenue of the
Americas, New York, New York, as the
Issuers authorized agent in the State of New
York, as the Companys authorized agent
upon which process may be served in any
suit or proceeding arising out of or relating
to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to
the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and
(iii) agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Issuer in any such suit or proceeding.  The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	WAIVER OF IMMUNITIES.
To the extent that the Company or any of its
properties, assets or revenues may have or
may hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.	DISCLOSURE OF INTERESTS.
The Company and the Depositary may from
time to time request Owners or holders or former Owners or holders to provide information as the capacity in which such Owners or holders hold or held Receipts or beneficial interests therein and regarding the identity of any other persons then or previously interested in such Receipts or beneficial interests therein and the nature of such interest and regarding any other matters relevant to the ownership restrictions contained or referred to in any applicable rules or procedures under the Companys
Articles of Association and various other matters. Each such Owner and holder agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.4 of the Deposit Agreement
whether or not still an Owner or holder at the time of such request. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and holders and to forward to the Company any such responses to such requests received by the Depositary. If the Company requests information from the Depositary or its nominee, as the registered owner of Shares, the obligations of the Depositary or its nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the Register.